UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 19, 2015

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 19, 2015, CNB Financial Corporation (the “Corporation”) received notice from the plan administrator of the CNB Bank Employees’ Savings & Profit Sharing Plan and Trust (the “Plan”) that a “blackout period” for the Plan would be imposed on the ability to direct or diversify investments in, obtain loans from and obtain distributions from the Plan. On November 19, 2015, the Corporation sent a notice to its directors and executive officers informing them that: (1) the Plan blackout period is expected to begin as of 4:00 p.m., Eastern Time, on December 22, 2015 and is expected to end the week of January 24, 2016, and (2) the directors and executive officers generally will be unable to trade in the Corporation’s common stock and related equity securities during the Plan blackout period.

The Plan blackout period is being implemented to accommodate the change in the record keeper for the Plan, effective January 1, 2016, which also involves changes in the investment funds offered under the Plan. During the Plan blackout period, Plan participants, beneficiaries and alternate payees will be unable to direct or diversify investments, obtain loans from the Plan and obtain distributions from the Plan.

A copy of the blackout notice to directors and executive officers of the Corporation, which includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Notice sent to directors and executive officers of CNB Financial Corporation, dated November 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: November 19, 2015	By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice sent to directors and executive officers of CNB Financial Corporation, dated November 19, 2015.